Exhibit 99.1

Encore Capital Group Announces Third Quarter 2014 Financial Results;
Diversification Drives Record Quarter

•	GAAP EPS increases 35% to record $1.11

•	Non-GAAP Economic EPS increases 15% to record $1.17

•	Estimated Remaining Collections increase to record $5.1 billion

•	Encore deploys $336 million worldwide, $174 million in core U.S. market

•	Encore completes Atlantic Credit & Finance servicing platform and portfolio acquisition
SAN DIEGO, November 6, 2014 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers and property owners across a broad range of assets, today reported consolidated financial results for the third quarter ended September 30, 2014.
“Encore delivered record earnings per share during the third quarter, driven by our continued focus on growing the core business while diversifying into new geographies and asset classes,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Our international operations contributed more than one fourth of the quarter’s collections, which grew meaningfully to $407 million. Similarly, we deployed more than one third of our capital overseas, enabling us to grow our Estimated Remaining Collections to a record $5.1 billion.”
“On the core business front, the acquisition of Atlantic Credit & Finance closed during the quarter, and the integration is progressing as we expected,” Vecchione said. “ACF’s continued success in collecting on recently charged-off, higher-balance accounts expands our capabilities and enables us to deploy additional capital in the recently charged-off market segment in the U.S. Our asset class expansion, coupled with our global diversification strategy, has positioned Encore to continue to thrive in a time of ongoing industry change and consolidation.”
Financial Highlights for the Third Quarter of 2014:

•	Estimated Remaining Collections (ERC) grew 27% to a record $5.1 billion, compared to $4.0 billion in the same period of the prior year.

•	Gross collections from the portfolio purchasing and recovery business grew 7% to $407.2 million, compared to $379.7 million in the same period of the prior year.

•
Investment in receivable portfolios in the portfolio purchasing and recovery business was $299.5 million, to purchase $4.0 billion in face value of debt, compared to $617.9 million, to purchase $13.4 billion in face value of debt in the same period of the prior year, which included the $559.0 million acquisition of Cabot's portfolio in July 2013.

•
Available capacity under Encore’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $263.6 million as of September 30, 2014, not including the $250 million additional capacity provided by the facility’s accordion feature. Total debt was $2.8 billion as of September 30, 2014, compared to $1.9 billion as of December 31, 2013.

•	Total revenues increased 16% to a record $273.3 million, compared to $235.6 million in the same period of the prior year.

•
Total operating expenses increased 8% to $189.0 million, compared to $174.4 million in the same period of the prior year. Adjusted operating expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, one-time charges, and acquisition and integration related expenses) per dollar collected for the portfolio purchasing and recovery business decreased to 38.9%, compared to 39.7% in the same period of the prior year.

Encore Capital Group, Inc.

•
Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, one-time items, and acquisition and integration related expenses), increased 9% to $251.8 million, compared to $231.4 million in the same period of the prior year.

•	Total interest expense increased to $43.5 million, as compared to $29.2 million in the same period of the prior year, reflecting the financing of Encore’s recent acquisitions.

•
Net income from continuing operations attributable to Encore was $30.3 million, or $1.11 per fully diluted share, compared to net income from continuing operations attributable to Encore of $22.2 million, or $0.82 per fully diluted share, in the same period of the prior year.

•
Adjusted income from continuing operations attributable to Encore (defined as net income from continuing operations attributable to Encore excluding the noncontrolling interest, non-cash interest and issuance cost amortization, one-time items, and acquisition and integration related expenses, all net of tax) increased to $30.8 million, compared to adjusted income from continuing operations attributable to Encore of $26.8 million in the same period of the prior year.

•
Adjusted income from continuing operations attributable to Encore per share (also referred to as Economic EPS) grew 15% to $1.17, compared to $1.02 in the same period of the prior year. In the third quarter, Economic EPS adjusts for approximately 1.0 million shares associated with convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes.

Conference Call and Webcast
The Company will hold a conference call today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss third quarter financial results.
Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call, please dial (877) 670-9781 or (408) 940-3818. The Conference ID is 24228280. To access the live webcast via the Internet, log on to the Investors page of the Company's website at www.encorecapital.com.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income from continuing operations attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s revolving credit facility, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income from continuing operations attributable to Encore per share/economic EPS, adjusted EBITDA, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net

Encore Capital Group, Inc.

income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group, an international specialty finance company with operations spanning seven countries, provides debt recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, the Company purchases portfolios of consumer receivables from major banks, credit unions, and utility providers, and partners with individuals as they repay their obligations and work toward financial recovery. Through its Propel Financial Services subsidiary, the Company assists property owners who are delinquent on their property taxes by structuring affordable monthly payment plans and purchases delinquent tax liens directly from selected taxing authorities. Through its subsidiaries in the United Kingdom, Cabot Credit Management, Marlin Financial Services and Grove Capital Management, the Company is a market-leading acquirer and manager of consumer debt in the United Kingdom, Spain and Ireland. Through its Refinancia subsidiary, the Company services distressed consumer debt in Colombia and Peru. Encore's success and future growth are driven by its sophisticated and widespread use of analytics, its broad investments in data and behavioral science, the significant cost advantages provided by its highly efficient operating model and proven investment strategy, and the Company's demonstrated commitment to conducting business ethically and in ways that support its consumers' financial recovery.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company's website or Cabot's website is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” "may," "believe," "projects," "expects," "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all "forward-looking statements," the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Encore Capital Group, Inc.
Paul Grinberg (858) 309-6904
paul.grinberg@encorecapital.com

Bruce Thomas (858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$115,440	$126,213
Investment in receivable portfolios, net	2,073,232	1,590,249
Deferred court costs, net	53,130	41,219
Receivables secured by property tax liens, net	276,081	212,814
Property and equipment, net	64,565	55,783
Other assets	218,119	154,783
Goodwill	921,519	504,213
Total assets	$3,722,086	$2,685,274
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$192,309	$137,272
Debt	2,790,746	1,850,431
Other liabilities	98,864	95,100
Total liabilities	3,081,919	2,082,803
Commitments and contingencies
Redeemable noncontrolling interest	30,280	26,564
Redeemable equity component of convertible senior notes	9,787	—
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,720 shares and 25,457 shares issued and outstanding as of September 30, 2014 and December 31, 2013, respectively	257	255
Additional paid-in capital	121,491	171,819
Accumulated earnings	471,704	394,628
Accumulated other comprehensive gain	3,274	5,195
Total Encore Capital Group, Inc. stockholders’ equity	596,726	571,897
Noncontrolling interest	3,374	4,010
Total equity	600,100	575,907
Total liabilities, redeemable equity and equity	$3,722,086	$2,685,274
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”). These assets and liabilities are included in the consolidated statements of financial condition above.

	September 30, 2014	December 31, 2013
Assets
Cash and cash equivalents	$34,261	$62,403
Investment in receivable portfolios, net	1,008,885	620,312
Deferred court costs, net	9,407	—
Receivables secured by property tax liens, net	116,980	—
Property and equipment, net	13,491	13,755
Other assets	89,911	33,772
Goodwill	695,825	376,296
Liabilities
Accounts payable and accrued liabilities	$104,200	$47,219
Debt	1,622,302	846,676
Other liabilities	6,885	1,897

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Revenue from receivable portfolios, net	$251,785	$225,387	$737,584	$518,094
Other revenues	13,445	5,792	38,943	6,473
Net interest income	8,052	4,379	19,691	11,698
Total revenues	273,282	235,558	796,218	536,265
Operating expenses
Salaries and employee benefits	61,175	52,253	183,667	114,054
Cost of legal collections	53,742	50,953	153,596	137,694
Other operating expenses	22,061	19,056	72,196	46,118
Collection agency commissions	9,517	14,158	25,275	22,717
General and administrative expenses	35,532	33,486	110,508	77,429
Depreciation and amortization	6,933	4,523	19,879	8,527
Total operating expenses	188,960	174,429	565,121	406,539
Income from operations	84,322	61,129	231,097	129,726
Other expense
Interest expense	(43,498)	(29,186)	(124,678)	(43,522)
Other expense	(532)	(299)	(192)	(4,262)
Total other expense	(44,030)	(29,485)	(124,870)	(47,784)
Income before income taxes	40,292	31,644	106,227	81,942
Provision for income taxes	(10,154)	(10,272)	(35,906)	(30,110)
Income from continuing operations	30,138	21,372	70,321	51,832
Loss from discontinued operations, net of tax		(308)	—	(308)
Net income	30,138	21,064	70,321	51,524
Net loss attributable to noncontrolling interest	197	822	6,755	822
Net income attributable to Encore Capital Group, Inc. stockholders	$30,335	$21,886	$77,076	$52,346
Amounts attributable to Encore Capital Group, Inc.:
Income from continuing operations	$30,335	$22,194	$77,076	$52,654
Loss from discontinued operations, net of tax	—	(308)	—	(308)
Net income	$30,335	$21,886	$77,076	$52,346
Earnings per share attributable to Encore Capital Group, Inc.:
Basic earnings (loss) per share from:
Continuing operations	$1.17	$0.87	$2.99	$2.16
Discontinued operations	$—	$(0.01)	$—	$(0.01)
Basic	$1.17	$0.86	$2.99	$2.15
Diluted earnings (loss) per share from:
Continuing operations	$1.11	$0.82	$2.79	$2.06
Discontinued operations	$—	$(0.01)	$—	$(0.01)
Diluted	$1.11	$0.81	$2.79	$2.05
Weighted average shares outstanding:
Basic	25,879	25,535	25,811	24,323
Diluted	27,332	27,183	27,622	25,561

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2014	2013
Operating activities:
Net income	$70,321	$51,524
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,879	8,527
Other non-cash interest expense	20,989	5,411
Stock-based compensation expense	13,560	9,163
Recognized loss on termination of derivative contract	—	3,630
Deferred income taxes	(11,863)	(217)
Excess tax benefit from stock-based payment arrangements	(11,422)	(5,238)
Reversal of allowances on receivable portfolios, net	(12,455)	(7,658)
Changes in operating assets and liabilities
Deferred court costs and other assets	(16,498)	1,897
Prepaid income tax and income taxes payable	2,402	(25,785)
Accounts payable, accrued liabilities and other liabilities	23,850	(1,388)
Net cash provided by operating activities	98,763	39,866
Investing activities:
Cash paid for acquisitions, net of cash acquired	(495,519)	(413,055)
Purchases of receivable portfolios, net of put-backs	(666,470)	(156,438)
Collections applied to investment in receivable portfolios, net	488,086	418,024
Originations and purchases of receivables secured by tax liens	(108,739)	(100,278)
Collections applied to receivables secured by tax liens	93,986	51,111
Purchases of property and equipment	(13,598)	(8,178)
Other	(1,987)	(5,580)
Net cash used in investing activities	(704,241)	(214,394)
Financing activities:
Payment of loan costs	(15,271)	(17,152)
Proceeds from credit facilities	993,449	522,065
Repayment of credit facilities	(878,883)	(491,462)
Proceeds from senior secured notes	288,645	151,670
Repayment of senior secured notes	(11,250)	(10,000)
Proceeds from issuance of convertible senior notes	161,000	172,500
Proceeds from issuance of securitized notes	134,000	—
Repayment of securitized notes	(20,599)	—
Repayment of preferred equity certificates, net	(702)	(39,743)
Purchases of convertible hedge instruments	(33,576)	(18,113)
Repurchase of common stock	(16,815)	—
Taxes paid related to net share settlement of equity awards	(19,356)	(9,270)
Excess tax benefit from stock-based payment arrangements	11,422	5,238
Other, net	987	(1,073)
Net cash provided by financing activities	593,051	264,660
Net (decrease) increase in cash and cash equivalents	(12,427)	90,132
Effect of exchange rate changes on cash	1,654	2,514
Cash and cash equivalents, beginning of period	126,213	17,510
Cash and cash equivalents, end of period	$115,440	$110,156
Supplemental disclosures of cash flow information:
Cash paid for interest	$120,125	$48,243
Cash paid for income taxes	54,452	54,499
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$6,852	$1,189

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income From Continuing Operations Attributable to Encore to GAAP Net Income From Continuing Operations Attributable to Encore, Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended September 30,
	2014			2013
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income from continuing operations attributable to Encore, as reported	$30,335	$1.11	$1.15	$22,194	$0.82	$0.84
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	1,773	0.06	0.07	1,103	0.04	0.05
Acquisition and integration related expenses, net of tax	1,001	0.04	0.04	4,775	0.18	0.18
Net effect of non-recurring tax adjustments	(2,291)	(0.08)	(0.09)	(1,236)	(0.05)	(0.05)
Adjusted income from continuing operations attributable to Encore	$30,818	$1.13	$1.17	$26,836	$0.99	$1.02

	Nine Months Ended September 30,
	2014			2013
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income from continuing operations attributable to Encore, as reported	$77,076	$2.79	$2.91	$52,346	$2.05	$2.08
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	4,758	0.17	0.18	2,103	0.08	0.08
Acquisition and integration related expenses, net of tax	9,195	0.33	0.35	13,060	0.51	0.52
Acquisition related other expenses, net of tax	—	—	—	2,198	0.09	0.09
Net effect of non-recurring tax adjustments	(2,291)	(0.08)	(0.09)	(712)	(0.03)	(0.03)
Adjusted income from continuing operations attributable to Encore	$88,738	$3.21	$3.35	$69,303	$2.71	$2.74

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information - continued

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP net income, as reported	$30,138	$21,064	$70,321	$51,524
Adjustments:
Loss from discontinued operations, net of tax	—	308	—	308
Interest expense	43,498	29,186	124,678	43,522
Provision for income taxes	10,154	10,272	35,906	30,110
Depreciation and amortization	6,933	4,523	19,879	8,527
Amount applied to principal on receivable portfolios	155,435	154,283	475,590	410,134
Stock-based compensation expense	4,009	3,983	13,560	9,163
Acquisition and integration related expenses	1,622	7,752	17,348	21,431
Acquisition related other expenses	—	—	—	3,630
Adjusted EBITDA	$251,789	$231,371	$757,282	$578,349

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP total operating expenses, as reported	$188,960	$174,429	$565,121	$406,539
Adjustments:
Stock-based compensation expense	(4,009)	(3,983)	(13,560)	(9,163)
Operating expenses related to non-portfolio purchasing and recovery business	(25,058)	(12,115)	(71,299)	(23,756)
Acquisition and integration related expenses	(1,622)	(7,752)	(17,348)	(21,431)
Adjusted operating expenses	$158,271	$150,579	$462,914	$352,189